UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 21, 2012, Antero Resources LLC (the “Company”) completed the previously announced sale of its Piceance Basin assets (the “Piceance Sale”) to Ursa Resources Group II LLC (“Ursa”) pursuant to that certain Purchase and Sale Agreement, dated November 1, 2012, between the Company’s wholly owned subsidiaries, Antero Resources Piceance LLC and Antero Resources Pipeline LLC, and Ursa (the “Purchase Agreement”).  In connection with the completion of the Piceance Sale, the Company entered into a Letter Agreement with JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Company’s senior secured credit facility, on December 7, 2012 (the “Letter Agreement”).  The Letter Agreement provides for a reduction in the borrowing base under the Company’s senior secured credit facility from $1.575 billion to $1.275 billion and in lender commitments under the facility to $700 million.

A copy of the Letter Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As described above, the Company completed the Piceance Sale on December 21, 2012.  The Company expects that it will recognize a noncash loss of from $375 to $400 million as a result of the Piceance Sale.  The assets sold consist of leaseholds of 61,000 net acres and 30 miles of gathering pipeline located in the Piceance Basin.  Ursa will also assume all of the Company’s Rocky Mountain firm transportation obligations.

The proceeds from the sale of $316 million represent the purchase price of $325 million, adjusted for expenses of the sale and estimated income, expenses, and capital costs related to the Piceance Basin properties from the October 1, 2012 effective date of the sale through December 21, 2012 (the “interim period”).  The purchase price is subject to further adjustment for a final settlement to be executed within 180 days from December 21, 2012 for actual income and expenses for the interim period.

Because of the sale of the Piceance Basin assets, the Company also liquidated its hedge positions related to the Piceance Basin and realized additional proceeds from these transactions of approximately $112 million.

A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The Unaudited Pro Forma Financial Information of the Company as of September 30, 2012, for the Nine Months Ended September 30, 2012 and 2011 and for each of the Three Years Ended December 31, 2011, 2010 and 2009 are set forth in Exhibit 99.1

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

2.1

Purchase and Sale Agreement, dated November 1, 2012, between Antero Resources Corporation and Ursa Resources Group II LLC LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (Commission File No. 333-164876) filed November 6, 2012).*

10.1

Letter Agreement dated December 7, 2012 by and among Antero Resources Appalachian Corporation, Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 3, 2010 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (Commission File No. 333-164876) filed on December 10, 2012).

99.1

The Company’s Unaudited Pro Forma Financial Information as of September 30, 2012, the Nine Months Ended September 30, 2012 and 2011, and each of the Three Years Ended December 31, 2011, 2010, and 2009.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: December 27, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1

Purchase and Sale Agreement, dated November 1, 2012, between Antero Resources Corporation and Ursa Resources Group II LLC LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (Commission File No. 333-164876) filed November 6, 2012).*

10.1

Letter Agreement dated December 7, 2012 by and among Antero Resources Appalachian Corporation, Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restted Credit Agreement dated as of November 3, 2010 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (Commission File No. 333-164876) filed on December 10, 2012).

99.1

The Company’s Unaudited Pro Forma Financial Information as of September 30, 2012 and 2011, the Nine Months Ended September 30, 2012, and each of the Three Years Ended December 31, 2011, 2010, and 2009.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.